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                                   EXHIBIT 11

               SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           Three Months Ended    Nine Months Ended
                                                                                June 30,              June 30,
                                                                            1997       1996       1997       1996
                                                                         ---------  ---------  ---------  ---------
Primary:
 Net income before extraordinary item                                    $  21,790  $  17,105  $  58,815  $  39,367
 Extraordinary item                                                           (673)         -       (673)         -
                                                                         ---------  ---------  ---------  ---------
 Net income                                                              $  21,117  $  17,105  $  58,142  $  39,367
                                                                         =========  =========  =========  =========


 Shares
    Weighted average Common shares ............................             47,701     46,805     47,617     46,681
    Common equivalent shares ..................................              1,760      1,304      1,681      1,119
                                                                         ---------  ---------  ---------  ---------
                                                                            49,461     48,109     49,298     47,800
                                                                         =========  =========  =========  =========

 Primary earnings to share:
    Primary earnings per share before extraordinary item.......               $.44       $.36      $1.19       $.82
    Extraordinary item ........................................               (.01)         -       (.01)         -
                                                                         ---------  ---------  ---------  ---------
    Primary earnings per share ................................               $.43       $.36      $1.18       $.82
                                                                         =========  =========  =========  =========



                                      EI-3